Exhibit 99.1

Secured Digital Expects to File Amended Quarterly Report and Have "E" Removed at End of Its Symbol

NEW YORK, NY -- (MARKET WIRE) -- 12/12/08 -- Secured Digital Applications, Inc. (OTCBB: SDGLE), a provider of mobile communication, outsourced business and information technology consulting services announced today that it is in the process of having its quarterly report for the quarter ended September 30, 2008 reviewed by its independent registered public accounting firm and expects to file its amended quarterly report shortly.

The Company expects the Over-the-Counter Bulletin Board to remove the "E" at the end of its symbol after it has filed its amended quarterly report for Q3 2008. The "E" was added to the Company's symbol on December 11, 2008 to reflect that the Company is not current with its filings with the Securities and Exchange Commission.

About Secured Digital Applications, Inc.:

Secured Digital Applications, Inc. is a provider of mobile communication, business process outsourcing and multimedia content production services. The Company's business is organized under two divisions. The first division is involved in multimedia production, information technology, computing consulting and business process outsourcing services. The second division is focused on mobile VoIP, mobile advertising, sale of smarthome and biometric security hardware, sale of Bluetooth, Global Positioning System and Radio Frequency Identification enabled applications. The target market for the Company's products and services include customers from the United States, Asia and Australia. For more information, please visit www.digitalapps.net, www.eystar.com and www.sdawmedia.com. Information on our websites does not comprise a part of the press release.

Safe Harbor Statement:

Information contained in this press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "is expected," "intends," "may," "will," "should," "anticipates," "plans" or the negative thereof. These forward-looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, economic downturns, failure to achieve anticipated short- and long-term financial benefits from our business, failure to achieve market demand and acceptance for our products and services and failure to generate sufficient capital or to obtain financing to fund our operations and growth. The Company does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission.

Contact

Stephen Jones
Newport Capital Consultants
(972) 712 1039
esjones1@aol.com

Valerie Looi
Secured Digital Applications Inc.
valerie.looi@digitalapps.net